Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (SEC File Nos. 333-147435, 333-108672 and 333-108673) and in the Registration Statements on Form S-3 (SEC File Nos. 333-148286, 333-147596, 333-147595, 333-123401, 333-64012, 333-115033 and 333-133264) of our report dated March 30, 2010, with respect to the consolidated financial statements of Elixir Gaming Technologies, Inc. and Subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2009.

Hong Kong, SAR

March 30, 2010